                      FIFTH AMENDMENT TO CREDIT AGREEMENT

    This FIFTH AMENDMENT TO CREDIT AGREEMENT (this "AGREEMENT") is entered into as of December 31, 1995, by and among Haggar Clothing Co., a Nevada corporation, f/k/a Haggar Apparel Company (the "COMPANY"), Haggar Corp., a Nevada corporation ("HAGGAR"), the banks listed on the signature pages of this Agreement (collectively, the "BANKS"), Texas Commerce Bank National Association, successor by merger to Texas Commerce Bank, National Association, a national banking association, individually and as agent (the "AGENT") for the Banks, and in its capacity as funds administrator (the "FUNDS ADMINISTRATOR"), and is consented to by Haggar and the domestic subsidiaries of the Company listed on the signature pages of this Agreement (collectively, the "SUBSIDIARIES").

                                   RECITALS:

    WHEREAS, pursuant to that certain Credit Agreement (the "Credit Agreement") dated as of September 14, 1992, executed by and among the Company, Haggar, the Banks and the Funds Administrator, the Banks agreed to make advances to the Company on certain terms and conditions set forth therein (each capitalized term used but not defined herein shall have the meaning given to such term in the Credit Agreement as amended); and

    WHEREAS, the Credit Agreement has been amended pursuant to that certain First Amendment to Credit Agreement (the "FIRST AMENDMENT") dated as of March 31, 1993, executed by and among the Company, Haggar, the Banks, the Agent and the Funds Administrator, and consented to by Haggar and the Company's Domestic Subsidiaries in existence as of such date; and

    WHEREAS, the Credit Agreement has been further amended pursuant to that certain Second Amendment to Credit Agreement (the "SECOND AMENDMENT") dated as of April 20, 1994, executed by and among the Company, Haggar, the Banks, the Agent and the Funds Administrator, and consented to by Haggar and the Company's Domestic Subsidiaries in existence as of such date; and

    WHEREAS, the Credit Agreement has been further amended pursuant to that certain Third Amendment to Credit Agreement (the "THIRD AMENDMENT") dated as of November 9, 1994, executed by and among the Company, Haggar, the Banks, the Agent and the Funds Administrator, and consented to by Haggar and the Company's Domestic Subsidiaries in existence as of such date; and

    WHEREAS, the Credit Agreement has been further amended pursuant to that certain Fourth Amendment to Credit Agreement (the "FOURTH AMENDMENT") dated as of March 17, 1995, executed by and among the Company, Haggar, the Banks, the Agent and the Funds Administrator, and consented to by Haggar and the Company's Domestic Subsidiaries in existence as of such date; and

    WHEREAS, the Company has requested that the Credit Agreement be amended to change the ratios set forth in Sections 7.6, 7.7 and 7.9 of the Credit Agreement, to amend the definitions of the terms "CD Margin", "Eurodollar Margin" and "Fixed Charges" as set forth in Section 1.1 thereof; and

    WHEREAS, the Agent and the Banks are agreeable to such requests under the present circumstances.

FIFTH AMENDMENT TO CREDIT AGREEMENT                                       PAGE 1

    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Company, Haggar, the Banks, the Agent and the Funds Administrator hereby agree as follows:

                                   AGREEMENT:

    1. AMENDMENTS TO DEFINITIONS. The definitions of "CD Margin" and "Eurodollar Margin" as set forth in Section 1.1 of the Credit Agreement (as previously amended by the First Amendment and the Fourth Amendment) are hereby amended in their entirety to read as follows:

    "CD Margin" means (a) at any time when the Funded Debt Ratio is equal to or less than 1.50 to 1, five-eighths of one percent (5/8%) per annum, (b) at any time when the Funded Debt Ratio is greater than 1.50 to 1 but less than or equal to 2.00 to 1, three quarters of one percent (3/4%) per annum, (c) at any time when the Funded Debt Ratio is greater than 2.00 to 1 but less than or equal to
2.50 to 1, seven-eighths of one percent (7/8%) per annum, (d) at any time when the Funded Debt Ratio is greater than 2.50 to 1 but less than or equal to 3.00 to 1, one percent (1%) per annum, (e) at any time when the Funded Debt Ratio is greater than 3.00 to 1 but less than or equal to 3.50 to 1, one and one-quarter percent (1 1/4%) per annum, (f) at any time when the Funded Debt Ratio is greater than 3.50 to 1 but less than or equal to 4.00 to 1, one and one-half percent (1 1/2%) per annum, and (g) at any time when the Funded Debt Ratio is greater than 4.00 to 1, one and five-eighths percent (1 5/8%) per annum. Each adjustment to the previously calculated CD Margin shall be effective five (5) Business Days following Agent's receipt of the reports to be delivered by the Company pursuant to Subsections 6.1(a) and (b).

    "Eurodollar Margin" means (a) at any time when the Funded Debt Ratio is equal to or less than 1.50 to 1, one-half of one percent (1/2%) per annum, (b) at any time when the Funded Debt Ratio is greater than 1.50 to 1 but less than or equal to 2.00 to 1, five-eighths of one percent (5/8%) per annum, (c) at any time when the Funded Debt Ratio is greater than 2.00 to 1 but less than or equal to 2.50 to 1, three-quarters of one percent (3/4%) per annum, (d) at any time when the Funded Debt Ratio is greater than 2.50 to 1 but less than or equal to
3.00 to 1, seven-eighths of one percent (7/8%) per annum, (e) at any time when the Funded Debt Ratio is greater than 3.00 to 1 but less than or equal to 3.50 to 1, one and one-eighth percent (1 1/8%) per annum, (f) at any time when the Funded Debt Ratio is greater than 3.50 to 1 but less than or equal to 4.00 to 1, one and three-eighths percent (1 3/8%) per annum, and (g) at any time when the Funded Debt Ratio is greater than 4.00 to 1, one and one-half percent (1 1/2%) per annum. Each adjustment to the previously calculated Eurodollar Margin shall be effective five (5) Business Days following Agent's receipt of the reports to be delivered by the Company pursuant to Subsections 6.1(a) and (b).

    2. AMENDMENT TO DEFINITION OF FIXED CHARGES. The definition of the term "Fixed Charges" (as amended by the Third Amendment) is hereby amended to replace the figure "$35,000,000" in the last line thereof with the figure "$38,000,000".

    3.   AMENDMENT  OF SECTION  7.6.   Section 7.6  of the  Credit Agreement (as
amended by the Third Amendment) is hereby amended to read in its entirety as follows:

        7.6. FIXED CHARGE REQUIREMENT. Permit the ratio of Operating Cash Flow to Fixed Charges for the prior twelve (12) months, as measured at the end of each fiscal quarter, to be or become less than 1.25 to 1.0, or, with respect only to the two fiscal quarters ending December 31, 1995 and March 31, 1996, respectively, 0.9 to 1.0. In calculating the ratio of Operating Cash Flow to Fixed Charges for the prior twelve (12) months, as measured at the end of each fiscal quarter or at any specific point in time, the amount of any cash payments made by the Company as Capital Expenditures in connection with the Customer Service and Distribution Center (to the extent such expenditures in the aggregate do not exceed $38,000,000) or the Warehouse Acquisition shall not be included as a Fixed Charge.

FIFTH AMENDMENT TO CREDIT AGREEMENT                                       PAGE 2

    4.  AMENDMENT  OF SECTION  7.7.   Section 7.7  of the  Credit Agreement  (as
amended by the Fourth Amendment) is hereby amended to read in its entirety as follows:

        7.7 FUNDED DEBT LIMITATION. Permit the Funded Debt Ratio, as measured at the end of each fiscal quarter, to be or become greater than 4.0 to 1.0, or, with respect only to the two fiscal quarters ending December 31, 1995 and March 31, 1996, respectively, 4.25 to 1.0.

    5. AMENDMENT TO SECTION 7.9. Section 7.9 is hereby amended to read in its entirety as follows:

        7.9. INVENTORY TURN. Permit the quotient, as measured for the Company Group on a consolidated basis at the end of each fiscal quarter, with reference to the financial statements described in Section 6.1, of (a) the cost of goods sold during the prior twelve (12) months divided by (b) the Dollar amount of the cost of Inventory at the end of such fiscal quarter, to be (if measured at a specific point in time) or become less than 2.0, or, with respect only to the two fiscal quarters ending December 31, 1995 and March 31, 1996, respectively, 1.9.

    6. CERTIFICATES. This Agreement shall be effective as of the date first above written when executed by all parties hereto and consented to by the Guarantors as provided on the signature pages hereto, and upon receipt by the Agent of the following, each in form, substance and bearing a date satisfactory to the Agent and its counsel:

        (a) A certificate of the Secretary or Assistant Secretary of the Company and the Guarantors, respectively, certifying (i) that, except as indicated therein, there has been no change to the articles of incorporation or bylaws of the Company or the Guarantors since the same were furnished to the Agent in connection with the execution of the Credit Agreement, (ii) as to the name and title of the officers of the Company and the Guarantors and the authority of such officers to execute this Agreement, (iii) that attached thereto are true, correct and complete excerpts of resolutions of the Board of Directors of the Company or the applicable Guarantor authorizing the execution of this Agreement.

        (b) A certificate, signed by the Treasurer of the Company or the Chief Financial Officer of the Company, stating that as of the date of this Agreement and after giving effect to this Agreement the statements set forth in Sections 4.2(a), (b) and (g) of the Credit Agreement are true and correct.

    7. EFFECTIVENESS OF DOCUMENTS. Except as expressly modified hereby, all terms, provisions, representations, warranties, covenants and agreements of the Company and Haggar related to the Loans, whether contained in the Notes, the Credit Agreement as amended and/or any of the other Loan Documents, are hereby ratified and confirmed by the Company and Haggar, and all such agreements shall be and shall remain in full force and effect, enforceable in accordance with their terms.

    8. NO CLAIMS OR DEFENSES. Each of the Company and Haggar, by the execution of this Agreement, hereby declares that it has no offsets, claims, counterclaims, defenses or other causes of action against the Agent or the Banks related to any Loan, the Credit Agreement as amended, any of the other Loan Documents or the modification of the Credit Agreement pursuant to this Agreement.

    9. AUTHORITY. Each of the Company and Haggar represents and warrants that all requisite corporate action necessary for it to enter into this Agreement has been taken.

    10.  BINDING  AGREEMENT.  This  Agreement shall be  binding upon, and  shall
inure   to  the   benefit  of,  each   party  hereto  and   such  party's  legal
representatives, successors and assigns.

    11.  ENTIRE AGREEMENT.    THIS WRITTEN  AGREEMENT  AND THE  LOAN  DOCUMENTS
REPRESENT  THE  FINAL  AGREEMENT  AMONG  THE  PARTIES  HERETO  AND  MAY  NOT  BE
CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

FIFTH AMENDMENT TO CREDIT AGREEMENT                                       PAGE 3

    12.  CHOICE OF LAW.   THIS AGREEMENT SHALL  BE CONSTRUED IN ACCORDANCE  WITH
THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

    13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

    EXECUTED as of the date first above written.

                                          HAGGAR CLOTHING CO., a Nevada
                                          corporation, f/k/a Haggar Apparel
                                          Company

                                          By:       /s/ J. M. HAGGAR, III

                                          --------------------------------------
                                                    J. M. Haggar, III
                                             Chairman/Chief Executive Officer

                                          HAGGAR CORP., a Nevada corporation

                                          By:        /s/ J. M. HAGGAR, III

                                             -----------------------------------
                                                      J. M. Haggar, III
                                              Chairman/Chief Executive Officer

                                          TEXAS COMMERCE BANK National
                                          Association, successor by merger to
                                          Texas Commerce Bank, National
                                          Association, Individually, as the
                                          Agent and as Funds Administrator

                                          By:          /s/ JOHN P. DEAN

                                             -----------------------------------
                                                        John P. Dean
                                                    Senior Vice President

                                          NATIONSBANK OF TEXAS, N.A.

                                          By:         /s/ SHARON M. ELLIS

                                             -----------------------------------
                                                       Sharon M. Ellis
                                                       Vice President

FIFTH AMENDMENT TO CREDIT AGREEMENT                                       PAGE 4

                                          COMERICA BANK -- TEXAS

                                          By:       /s/ MELINDA A. CHAUSSE

                                             -----------------------------------
                                                     Melinda A. Chausse
                                                       Vice President

                                          NBD BANK, N.A.

                                          By:         /s/ JAMES D. HEINZ

                                             -----------------------------------
                                                       James D. Heinz
                                                       Vice President

                                          THE BANK OF TOKYO, LTD., DALLAS AGENCY

                                          By:         /s/ JOHN M. MEARNS

                                             -----------------------------------
                                                       John M. Mearns
                                                   Vice President/Manager

                                          BANK OF SCOTLAND

                                          By:      /s/ CATHERINE M. ONIFFREY

                                             -----------------------------------
                                                    Catherine M. Oniffrey
                                                       Vice President

                                          NATIONAL CITY BANK, KENTUCKY
                                          f/k/a First National Bank of
                                          Louisville

                                          By:      /s/ DONALD R. PULLEN, JR.

                                             -----------------------------------
                                                    Donald R. Pullen, Jr.
                                                       Vice President

FIFTH AMENDMENT TO CREDIT AGREEMENT                                       PAGE 5

                               CONSENT OF HAGGAR

    Haggar hereby (a) acknowledges its consent to this Agreement, (b) ratifies and confirms all terms and provisions of the Parent Guaranty, (c) agrees that the Parent Guaranty is and shall remain in full force and effect, (d) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the obligations created and evidenced by the Parent Guaranty, (e) reaffirms all agreements and obligations under the Parent Guaranty with respect to the Loans, the Notes, the Credit
Agreement as amended and all other documents, instruments or agreements governing, securing or pertaining to the Loans, as the same may be modified by this Agreement, and (f) represents and warrants that all requisite corporate action necessary for it to execute this Agreement has been taken.

                                          HAGGAR CORP.,
                                          a Nevada corporation

                                          By:        /s/ J.M. HAGGAR, III

                                             -----------------------------------
                                                      J.M. Haggar, III
                                              Chairman/Chief Executive Officer

FIFTH AMENDMENT TO CREDIT AGREEMENT                                       PAGE 6

                        CONSENT OF DOMESTIC SUBSIDIARIES

    Each of the undersigned Subsidiaries hereby (a) acknowledges its consent to this Agreement, (b) ratifies and confirms all terms and provisions of the Subsidiary Guaranty to which it is a signatory, (c) agrees that the Subsidiary Guaranty to which it is a signatory is and shall remain in full force and effect, (d) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the obligations created and evidenced by the Subsidiary Guaranty to which it is a signatory, (e) reaffirms all agreements and obligations under the Subsidiary Guaranty to which it is a signatory with respect to the Loans, the Notes, the Credit Agreement as amended and all other documents, instruments or agreements governing, securing or pertaining to the Loans, as the same may be modified by this Agreement, and
(f) represents and warrants that all requisite corporate action necessary for it to execute this Agreement has been taken.

                                          BOWIE MANUFACTURING COMPANY,
                                          a Nevada corporation

                                          By:        /s/ J.M. HAGGAR, III

                                             -----------------------------------
                                                      J.M. Haggar, III
                                              Chairman/Chief Executive Officer

                                          CORSICANA COMPANY,
                                          a Nevada corporation

                                          By:        /s/ J.M. HAGGAR, III

                                             -----------------------------------
                                                      J.M. Haggar, III
                                              Chairman/Chief Executive Officer

                                          DALLAS PANT MANUFACTURING COMPANY,
                                          a Nevada corporation

                                          By:        /s/ J.M. HAGGAR, III

                                             -----------------------------------
                                                      J.M. Haggar, III
                                              Chairman/Chief Executive Officer

FIFTH AMENDMENT TO CREDIT AGREEMENT                                       PAGE 7

                                          GREENVILLE PANT MANUFACTURING
                                          COMPANY, a Nevada corporation

                                          By:        /s/ J.M. HAGGAR, III

                                             -----------------------------------
                                                      J.M. Haggar, III
                                              Chairman/Chief Executive Officer

                                          MCKINNEY PANT MANUFACTURING
                                          COMPANY, a Nevada corporation

                                          By:        /s/ J.M. HAGGAR, III

                                             -----------------------------------
                                                      J.M. Haggar, III
                                              Chairman/Chief Executive Officer

                                          OLNEY MANUFACTURING COMPANY,
                                          a Nevada corporation

                                          By:        /s/ J.M. HAGGAR, III

                                             -----------------------------------
                                                      J.M. Haggar, III
                                              Chairman/Chief Executive Officer

                                          WAXAHACHIE GARMENT COMPANY,
                                          a Nevada corporation

                                          By:        /s/ J.M. HAGGAR, III

                                             -----------------------------------
                                                      J.M. Haggar, III
                                              Chairman/Chief Executive Officer

FIFTH AMENDMENT TO CREDIT AGREEMENT                                       PAGE 8

                                          LA ROMANA MANUFACTURING CORPORATION,
                                          a Nevada corporation

                                          By:        /s/ J.M. HAGGAR, III

                                             -----------------------------------
                                                      J.M. Haggar, III
                                              Chairman/Chief Executive Officer

                                          HAGGAR SERVICES, INC.,
                                          a Texas corporation

                                          By:        /s/ J.M. HAGGAR, III

                                             -----------------------------------
                                                      J.M. Haggar, III
                                              Chairman/Chief Executive Officer

                                          AIRHAGGAR, INC., f/k/a HAGAIR, INC.,
                                          a Texas corporation

                                          By:        /s/ J.M. HAGGAR, III

                                             -----------------------------------
                                                      J.M. Haggar, III
                                              Chairman/Chief Executive Officer

                                          DUNCAN MANUFACTURING COMPANY,
                                          an Oklahoma corporation

                                          By:        /s/ J.M. HAGGAR, III

                                             -----------------------------------
                                                      J.M. Haggar, III
                                              Chairman/Chief Executive Officer

FIFTH AMENDMENT TO CREDIT AGREEMENT                                       PAGE 9

                                          WESLACO CUTTING, INC.,
                                          a Nevada corporation

                                          By:        /s/ J.M. HAGGAR, III

                                             -----------------------------------
                                                      J.M. Haggar, III
                                              Chairman/Chief Executive Officer

                                          WESLACO SEWING, INC.,
                                          a Nevada corporation

                                          By:        /s/ J.M. HAGGAR, III

                                             -----------------------------------
                                                      J.M. Haggar, III
                                              Chairman/Chief Executive Officer

                                          HAGGAR DIRECT, INC.,
                                          a Nevada corporation

                                          By:        /s/ J.M. HAGGAR, III

                                             -----------------------------------
                                                      J.M. Haggar, III
                                              Chairman/Chief Executive Officer

FIFTH AMENDMENT TO CREDIT AGREEMENT                                      PAGE 10